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                                                              EXHIBIT 24.1

                      INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of ESG Re Limited on Form F-1 of our report dated August 15, 1997 on the consolidated financial statement of European Specialty Group GmbH and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the use of the statement that certain German tax matters have been passed upon by us and to the reference to us under the heading "Experts" in this Registration Statement.

Deloitte & Touche GmbH

Wirtschaftsprufungsgesellschaft

Hamburg, Germany

November 14, 1997